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Household Home Equity Loan Trust 1999-1

Original Principal Class A       431,920,000.00
   Class A-1                     237,000,000.00
   Class A-2                      62,000,000.00
   Class A-3                      90,000,000.00
   Class A-4                      42,920,000.00
Number of Class A Bonds              431,920.00
(000's)
   Class A-1                         237,000.00
   Class A-2                          62,000.00
   Class A-3                          90,000.00
   Class A-4                          42,920.00
Original Principal Class M        68,470,000.00
   Class M-1                      35,550,000.00
   Class M-2                      32,920,000.00
Number of Class M Bond                68,470.00
(000's)
   Class M-1                          35,550.00
   Class M-2                          32,920.00

Distribution Date
Days
                                                1999 Totals
CLASS A
Principal Distribution - A-1                        13,300,734.40
Class A-1 Interest                                   1,348,925.00
Distribution

Principal Distribution - A-2                                 0.00
Class A-2 Interest                                     359,083.33
Distribution

Principal Distribution -A-3                                  0.00
Class A-3 Interest                                     540,750.00
Distribution

Principal Distribution - A-4                                 0.00
Class A-4 Interest                                     257,877.67
Distribution



CLASS M
Principal Distribution - M-1                                 0.00
Interest Distribution - M-1                            231,963.75

Principal Distribution - M-2                                 0.00
Interest Distribution - M-2                            243,333.67


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